Exhibit A:

Mr. Shao also directly owns an employee stock option to purchase 6,250 shares of Class A common stock with (i) an exercise price of $131.53 per share and (ii) an expiration date of February 8, 2028. The 6,250 shares subject to this option vested on February 8, 2022.

Mr. Shao also directly owns an employee stock option to purchase 18,250 shares of Class A common stock with (i) an exercise price of $151.60 per share and (ii) an expiration date of November 22, 2029. Of the 18,250 shares subject to this option, 3,250 shares vested on November 22, 2020,
5,000 shares vested on November 22, 2021, 5,000 shares vested on November 22,
2022, and 5,000 shares are scheduled to vest on November 22, 2023.

Mr. Shao also directly owns an employee stock option to purchase 20,000 shares of Class A common stock with (i) an exercise price of $691.23 per share and (ii) an expiration date of February 23, 2031. Of the 20,000 shares subject to this option, 5,000 shares vested on February 23, 2022, 5,000 shares vested on February 23, 2023, 5,000 shares are scheduled to vest on
February 23, 2024, and 5,000 shares are scheduled to vest on February 23, 2025.

Mr. Shao also directly owns an employee stock option to purchase 20,000 shares of Class A common stock with (i) an exercise price of $404.60 per share and (ii) an expiration date of February 17, 2032. Of the 20,000 shares subject to this option, 5,000 shares vested on February 17, 2023, 5,000 shares are scheduled to vest on February 17, 2024, 5,000 shares are scheduled to vest on February 17, 2025, and 5,000 shares are scheduled to vest on February
17, 2026.

Mr. Shao also directly owns an employee stock option to purchase 20,000 shares of Class A common stock with (i) an exercise price of $175.00 per share and (ii) an expiration date of November 10, 2032. Of the 20,000 shares subject to this option, 5,000 shares are scheduled to vest on November
10, 2023, 5,000 shares are scheduled to vest on November 10, 2024, 5,000 shares are scheduled to vest on November 10, 2025, and 5,000 shares are scheduled to vest on November 10, 2026.

Mr. Shao also directly owns restricted stock units with the contingent right to receive 500 shares of Class A common stock. Of these 500 shares, 250 shares are scheduled to vest on November 13, 2023 and 250 shares are scheduled to vest on November 13, 2024.